EXHIBIT 5.1

                [BAKER, DONELSON BEARMAN & CALDWELL LETTER HEAD]

                                January 26, 1999



Board of Directors
Mid-America Apartment Communities, Inc.
6584 Poplar Avenue, Suite 340
Memphis, Tennessee 38138

Gentlemen:

      We are acting as counsel for Mid-America Apartment Communities, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of 1,600,000 shares of Common Stock, $.01 par value, of the Company (the "Shares"). The Shares are described in the Registration Statement on Form S-3 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on January 27, 1999. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

      We are of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Tennessee.

      2. When the Shares have been issued and sold pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan described in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

      Our opinion is subject to the following qualifications and limitations:

      (a) The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforeceability of contracts, agreements and instruments.

      (b) Members of our firm are qualified to practice law in the States of Tennessee and Mississippi and the District of Columbia and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than those of the federal laws of the United States.

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Board of Directors
Mid-America Apartment Communities, Inc.
January 26, 1999
Page 2


      (c) The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

      This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.



                                    Very truly yours,

                                    Baker, Donelson Bearman & Caldwell
                                    a professional corporation

                                    By: /s/ JOHN A. GOOD
                                            John A. Good, a shareholder